UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 3, 2021 (April 30, 2021)

HOLLYFRONTIER CORPORATION

(Exact name of registrant as specified in its charter)

DE	001-03876	75-1056913
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2828 N. Harwood, Suite 1300, Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HFC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 30, 2021, HollyFrontier Corporation (the “Company”), as borrower, MUFG Bank, Ltd., as administrative agent, and each of the financial institutions party thereto as lenders, entered into that certain Second Amendment to Senior Unsecured 5-Year Revolving Credit Agreement (the “Amendment”), which amended certain terms of that certain Senior Unsecured 5-Year Revolving Credit Agreement, dated as of July 1, 2014 by and among the Company, MUFG Bank, Ltd., as administrative agent, and each of the financial institutions party thereto from time to time as lenders (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”). Pursuant to the Amendment, the maximum commitment amount under the Credit Agreement will continue to be $1,350,000,000, and the maturity date will be extended to April 30, 2026.

Indebtedness under the Credit Agreement will bear interest, at the Company’s option based on the currency of such indebtedness, at either (a) a base rate equal to the highest of the NYFRB Rate (as defined in the Credit Agreement) plus 1⁄2 of 1%, the Adjusted LIBO Rate (as defined in the Credit Agreement) for a one-month interest period plus 1% and the prime rate (as publicly announced from time to time by the administrative agent), as applicable, plus an applicable margin (ranging from 0.25% to 1.125%), (b) at a rate equal to the CDOR Rate (as defined in the Credit Agreement) plus an applicable margin (ranging from 1.25% to 2.125%) or (c) at a rate equal to the Adjusted LIBO Rate plus an applicable margin (ranging from 1.25% to 2.125%). The Company incurs a commitment fee on the unused portion of the commitments (which calculation of such unused portion excludes amounts borrowed as swingline loans except to the extent that a lender has purchased a participation in a swingline loan) at a rate ranging from 0.150% to 0.350%. In each case, the applicable margin and commitment fee rate is based upon the rating issued from time to time by Moody’s and S&P, as applicable, to the Company’s senior, unsecured, non-credit enhanced long-term debt.

The foregoing description of the Amendment does not purport to be complete. The description of the Amendment herein is qualified by reference to the copy of the Amendment filed as Exhibit 10.1 to this report, which is incorporated by reference into this report in its entirety.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibit.

10.1*+	Second Amendment to Senior Unsecured 5-Year Revolving Credit Agreement, dated as of April 30, 2021, among HollyFrontier Corporation, as borrower, MUFG Bank, Ltd., as administrative agent, and the lenders party thereto.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed Herewith
+

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYFRONTIER CORPORATION

By:	/s/ Richard L. Voliva III
Name:	Richard L. Voliva III
Title:	Executive Vice President and Chief Financial Officer

Date: May 3, 2021